UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WESTWAY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4755936
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Westway Group, Inc. 365 Canal Street, Suite 2900 New Orleans, LA	70130
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which class is to be registered
Units, each consisting of one share of Class A Common Stock and two Warrants	The NASDAQ Stock Market LLC

Class A Common Stock, par value $.0001 per share	The NASDAQ Stock Market LLC

Warrants, exercisable for Class A Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: N/A (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Units, Class A Common Stock, and Warrants of Westway Group, Inc. (the “Company”). The description of the Units, Class A Common Stock and Warrants contained in the section entitled “Description of Securities” of the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-133869), filed with the Securities and Exchange Commission on May 5, 2006, and subsequently amended on May 9, 2006, June 21, 2006, August 7, 2006, September 14, 2006, October 17, 2006, October 25, 2006, March 7, 2007, April 4, 2007, April 20, 2007, May 7, 2007, and May 17, 2007, as further amended by Post-Effective Amendment No. 1 to Form S-1 on July 2, 2009 and Post-Effective Amendment No. 2 on August 4, 2009, and as may be amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions of the Units, Class A Common Stock and Warrants and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 18, 2009	WESTWAY GROUP, INC.

	By:	/s/ THOMAS A. MASILLA, JR.
	Name:	Thomas A. Masilla, Jr.
	Title:	Chief Financial Officer

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